Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL 2023 Q4 HIGHLIGHTS

•Net sales of $1,035.4 million increased 1.3% YoY (9.3% on an average daily sales basis, approximately 9 percentage points above the Industrial Production (IP) index)
•Operating income of $118.1 million, or $130.4 million adjusted to exclude share reclassification and restructuring and other costs1
•Operating margin of 11.4%, or 12.6% excluding the adjustments described above1
•Diluted EPS of $1.56 vs. $1.86 in the prior year and adjusted EPS of $1.64 vs. $1.79 in the prior year quarter1
•Agreement to eliminate dual class share structure overwhelmingly approved by shareholders this month

FISCAL 2023 HIGHLIGHTS

•Net sales of $4,009.3 million increased 8.6% YoY (11.2% on an average daily sales basis, approximately 10 percentage points above the IP index)
•Operating income of $483.7 million, or $504.5 million adjusted to exclude share reclassification, acquisition-related, restructuring and other costs1
•Operating margin of 12.1%, or 12.6% excluding the adjustments described above1
•Year-over-year improvement in both Diluted EPS of $6.11 and adjusted diluted EPS of $6.291
•Generated strong operating cash flows of $699.6 million or 204% of net income
•Successfully completed Mission Critical Program by achieving all publicly stated targets

MELVILLE, NY and DAVIDSON, NC, OCTOBER 25, 2023 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2023 fourth quarter and full year ended September 2, 2023.

Financial Highlights[2]	FY23 Q4		FY22 Q4		Change	FY23		FY22		Change
Net Sales	$1,035.4		$1,022.2		1.3%	$4,009.3		$3,691.9		8.6%
Income from Operations	$118.1		$144.0		(18.0)%	$483.7		$468.7		3.2%
Operating Margin	11.4%		14.1%			12.1%		12.7%
Net Income Attributable to MSC	$87.6		$104.1		(15.9)%	$343.2		$339.8		1.0%
Diluted EPS	$1.56	3	$1.86	4	(16.1)%	$6.11	3	$6.06	4	0.8%

Adjusted Financial Highlights[2]	FY23 Q4		FY22 Q4		Change	FY23		FY22		Change
Net Sales	$1,035.4		$1,022.2		1.3%	$4,009.3		$3,691.9		8.6%
Adjusted Income from Operations [1]	$130.4		$138.6		(5.9)%	$504.5		$475.3		6.1%
Adjusted Operating Margin [1]	12.6%		13.6%			12.6%		12.9%
Adjusted Net Income Attributable to MSC [1]	$92.0		$100.2		(8.2)%	$353.8		$344.7		2.6%
Adjusted Diluted EPS [1]	$1.64	3	$1.79	4	(8.4)%	$6.29	3	$6.15	4	2.3%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.3 million and 56.2 million diluted shares outstanding for FY23 Q4 and FY23, respectively.
[4] Based on 56.1 million and 56.0 million diluted shares outstanding for FY22 Q4 and FY22, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “Fiscal 2023 was a monumental year as we exceeded $4 billion in annual net sales for the first time in company history. Additionally, we enhanced our corporate governance into a structure that is more friendly to all shareholders, built upon our M&A strategy and successfully completed our three-year Mission Critical program that strengthened our growth trajectory and operational excellence. We achieved several notable accomplishments with the completion of the first chapter of Mission Critical. We

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	2

grew over 500 basis points above the Industrial Production Index, brought adjusted operating expenses to sales down by over 200 basis points, and brought ROIC into the high teens.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "I am proud of our team’s accomplishments in fiscal 2023. We expanded adjusted operating income during the fiscal year, despite one less selling week and near-term margin headwinds, outgrew the IP Index by 1,000 basis points and produced strong cash generation. Looking ahead to fiscal 2024, this gives us confidence in our ability to continue outgrowing the market and producing strong cash returns in the face of challenging conditions. Our strong cash generation will enable us to offset dilution from the reclassification agreement through share repurchases and still pursue other capital allocation priorities."

Gershwind concluded, “Looking ahead, we are excited about the next chapter in our Mission Critical journey. We are focused on continuing to outgrow the IP Index by four hundred basis points or more and producing incremental margins of at least 20% through a cycle. Doing so allows us to pursue our longer-term aspiration of mid-teens operating margins and ROIC north of 20%.”

Balance Sheet, Liquidity and Capital Allocation
a.Strong balance sheet metrics and ample cash and liquidity
b.Strong cash flow generation expected to continue in fiscal 2024
c.Near-term priorities include share buybacks to offset dilution from the share reclassification agreement
d.Recently increased the quarterly ordinary dividend per share by 5%

Initial Fiscal 2024 Full Year Financial Outlook
ADS Growth (YoY)	0% - 5%
Adjusted Operating Margin[1]	12.0% - 12.8%
Depreciation and Amortization Expense	$85M - $95M
Interest and Other Expense	$40M - $50M
Operating Cash Flow Conversion[2]	>125%
Tax Rate	25.0% - 25.5%
•Sales outlook assumes 160 basis point headwind from non-repeating Public Sector sales
•Assumes market headwinds related to the UAW strike alleviate in early second quarter of fiscal 2024
•Same number of selling days YoY

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules of this release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2023 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until November 8, 2023. The Company’s reporting date for the fiscal 2024 first quarter is scheduled for January 9, 2024.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	3

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high and rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key personnel; the credit risk of our customers, higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions or global geopolitical conditions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders continue to exercise over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer; the outcome of any legal proceedings that may be instituted against us or others relating to the share reclassification; our ability to realize the expected benefits from the share reclassification; and the effect of the announcement or the consummation of the share reclassification on the market price of our common stock. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Balance Sheets
(In thousands)

	September 2, 2023	September 3, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$50,052	$43,537
Accounts receivable, net of allowance for credit losses	435,421	687,608
Inventories	726,521	715,625
Prepaid expenses and other current assets	105,519	96,853
Total current assets	1,317,513	1,543,623
Property, plant and equipment, net	319,660	286,666
Goodwill	718,174	710,130
Identifiable intangibles, net	110,641	114,328
Operating lease assets	65,909	64,780
Other assets	12,237	9,887
Total assets	$2,544,134	$2,729,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$229,935	$325,680
Current portion of operating lease liabilities	21,168	18,560
Accounts payable	226,299	217,378
Accrued expenses and other current liabilities	172,034	164,326
Total current liabilities	649,436	725,944
Long-term debt including obligations under finance leases	224,391	468,912
Noncurrent operating lease liabilities	45,924	47,616
Deferred income taxes and tax uncertainties	131,801	124,659
Total liabilities	$1,051,552	$1,367,131
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	48	48
Class B Common Stock	9	9
Additional paid-in capital	849,502	798,408
Retained earnings	755,007	681,292
Accumulated other comprehensive loss	(17,725)	(23,121)
Class A treasury stock, at cost	(107,677)	(106,202)
Total MSC shareholders’ equity	1,479,164	1,350,434
Noncontrolling interest	13,418	11,849
Total shareholders’ equity	1,492,582	1,362,283
Total liabilities and shareholders’ equity	$2,544,134	$2,729,414

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Income
(In thousands, except per share data)

	(Unaudited)
	Quarters Ended		Fiscal Years Ended
	September 2, 2023	September 3, 2022	September 2, 2023	September 3, 2022
Net sales	$1,035,441	$1,022,245	$4,009,282	$3,691,893
Cost of goods sold	615,907	594,017	2,366,317	2,133,645
Gross profit	419,534	428,228	1,642,965	1,558,248
Operating expenses	299,264	290,262	1,151,295	1,083,862
Restructuring and other costs	2,215	4,121	7,937	15,805
Gain on sale of property	—	(10,132)	—	(10,132)
Income from operations	118,055	143,977	483,733	468,713
Other income (expense):
Interest expense	(4,630)	(5,977)	(22,543)	(17,599)
Interest income	270	93	1,034	150
Other income (expense), net	2,027	(368)	(6,068)	(132)
Total other expense	(2,333)	(6,252)	(27,577)	(17,581)
Income before provision for income taxes	115,722	137,725	456,156	451,132
Provision for income taxes	28,281	33,371	113,049	110,650
Net income	87,441	104,354	343,107	340,482
Less: Net (loss) income attributable to noncontrolling interest	(158)	223	(126)	696
Net income attributable to MSC Industrial	$87,599	$104,131	$343,233	$339,786
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.57	$1.86	$6.14	$6.09
Diluted	$1.56	$1.86	$6.11	$6.06
Weighted average shares used in computing net income per common share:
Basic	55,939	55,858	55,918	55,777
Diluted	56,269	56,061	56,210	56,045

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Comprehensive Income
(In thousands)

	Fiscal Years Ended
	September 2, 2023	September 3, 2022
Net income, as reported	$343,107	$340,482
Other comprehensive income, net of tax:
Foreign currency translation adjustments	7,091	(4,985)
Comprehensive income	350,198	335,497
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	126	(696)
Foreign currency translation adjustments	(1,695)	(152)
Comprehensive income attributable to MSC Industrial	$348,629	$334,649

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Cash Flows
(In thousands)

	Fiscal Years Ended
	September 2, 2023	September 3, 2022
Cash Flows from Operating Activities:
Net income	$343,107	$340,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,129	70,376
Non-cash operating lease cost	20,966	17,190
Stock-based compensation	18,639	19,264
Loss on disposal of property, plant and equipment	557	921
Gain on sale of property	—	(10,132)
Non-cash changes in fair value of estimated contingent consideration	104	(879)
Provision for credit losses	10,275	9,806
Deferred income taxes and tax uncertainties	6,697	10,761
Changes in operating assets and liabilities:
Accounts receivable	247,653	(123,571)
Inventories	(4,860)	(81,494)
Prepaid expenses and other current assets	(6,918)	(7,429)
Operating lease liabilities	(21,173)	(17,147)
Other assets	(615)	(2,258)
Accounts payable and accrued liabilities	10,021	20,293
Total adjustments	356,475	(94,299)
Net cash provided by operating activities	699,582	246,183
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(92,493)	(61,373)
Cash used in business acquisitions, net of cash acquired	(20,182)	(57,865)
Net proceeds from sale of property	—	24,745
Net cash used in investing activities	(112,675)	(94,493)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(95,779)	(27,359)
Payments of regular cash dividends	(176,715)	(167,376)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	4,415	4,296
Proceeds from exercise of Class A Common Stock options	28,677	34,659
Borrowings under credit facilities	333,000	374,000
Payments under credit facilities	(548,000)	(364,500)
Payments under Shelf Facility Agreements and Private Placement Debt	(125,000)	—
Payments on finance lease and financing obligations	(2,193)	(2,466)
Other, net	1,195	606
Net cash used in financing activities	(580,400)	(148,140)
Effect of foreign exchange rate changes on cash and cash equivalents	8	(549)
Net increase (decrease) in cash and cash equivalents	6,515	3,001
Cash and cash equivalents—beginning of period	43,537	40,536
Cash and cash equivalents—end of period	$50,052	$43,537
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$106,962	$117,038
Cash paid for interest	$22,432	$16,903

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude gain on sale of property (prior year), acquisition-related costs, share reclassification costs, employee retention credit (“ERC”) tax benefit and restructuring and other costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Gain on Sale of Property (prior year), Acquisition-Related Costs, Share Reclassification Costs, ERC Tax Benefit and Restructuring and Other Costs

In calculating non-GAAP financial measures, we exclude gain on sale of property (prior year), acquisition-related costs, share reclassification costs, ERC tax benefit and restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Return on Invested Capital (“ROIC”)

ROIC is calculated using a non-GAAP financial measure. We calculate ROIC by dividing non-GAAP net operating profit after tax (“NOPAT”) by average invested capital, a GAAP measure. NOPAT is defined as tax effected income from operations. Average invested capital is defined as net debt plus shareholder’s equity using a trailing 13-month average. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate operating performance. This method of determining non-GAAP ROIC may differ from other companies' methods and therefore may not be comparable to those used by other companies. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The financial measure calculated under GAAP which is most directly comparable to ROIC is considered to be the ratio of Net income to Average invested capital. See below for the calculation of ROIC and the reconciliation to the comparable GAAP measure.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended September 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Costs	ERC Tax Benefit	Adjusted Total MSC Industrial
Net Sales	$1,035,441	$—	$—	$—	$1,035,441

Cost of Goods Sold	615,907	—	—	—	615,907

Gross Profit	419,534	—	—	—	419,534
Gross Margin	40.5%	—%	—%	—%	40.5%

Operating Expenses	299,264	—	10,139	—	289,125
Operating Exp as % of Sales	28.9%	—%	(1.0)%	—%	27.9%

Restructuring and Other Costs	2,215	2,215	—	—	—

Income from Operations	118,055	(2,215)	(10,139)	—	130,409
Operating Margin	11.4%	0.2%	1.0%	—%	12.6%

Total Other Expense	(2,333)	—	—	6,566	(8,899)

Income before provision for income taxes	115,722	(2,215)	(10,139)	6,566	121,510

Provision for income taxes	28,281	(523)	(2,394)	1,550	29,648
Net income	87,441	(1,692)	(7,745)	5,016	91,862
Net loss attributable to noncontrolling interest	(158)	—	—	—	(158)
Net income attributable to MSC Industrial	$87,599	$(1,692)	$(7,745)	$5,016	$92,020

Net income per common share:
Diluted	$1.56	$(0.03)	$(0.14)	$0.09	$1.64

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended September 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Costs	ERC Tax Benefit	Adjusted Total MSC Industrial
Net Sales	$4,009,282	$—	$—	$—	$—	$4,009,282

Cost of Goods Sold	2,366,317	—	—	—	—	2,366,317

Gross Profit	1,642,965	—	—	—	—	1,642,965
Gross Margin	41.0%	—%	—%	—%	—%	41.0%

Operating Expenses	1,151,295	—	398	12,388	—	1,138,509
Operating Exp as % of Sales	28.7%	—%	—%	(0.3)%	—%	28.4%

Restructuring and Other Costs	7,937	7,937	—	—	—	—

Income from Operations	483,733	(7,937)	(398)	(12,388)	—	504,456
Operating Margin	12.1%	0.2%	—%	0.3%	—%	12.6%

Total Other Expense	(27,577)	—	—	—	6,566	(34,143)

Income before provision for income taxes	456,156	(7,937)	(398)	(12,388)	6,566	470,313

Provision for income taxes	113,049	(2,040)	(100)	(3,183)	1,687	116,685
Net income	343,107	(5,897)	(298)	(9,205)	4,879	353,628
Net loss attributable to noncontrolling interest	(126)	—	—	—	—	(126)
Net income attributable to MSC Industrial	$343,233	$(5,897)	$(298)	$(9,205)	$4,879	$353,754

Net income per common share:
Diluted	$6.11	$(0.10)	$(0.01)	$(0.16)	$0.09	$6.29

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fourteen Weeks Ended September 3, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Gain on Sale of Property	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$1,022,245	$—	$—	$—	$1,022,245

Cost of Goods Sold	594,017	—	—	—	594,017

Gross Profit	428,228	—	—	—	428,228
Gross Margin	41.9%	—%	—%	—%	41.9%

Operating Expenses	290,262	—	—	665	289,597
Operating Exp as % of Sales	28.4%	—%	—%	0.1%	28.3%

Restructuring and Other Costs	4,121	4,121	—	—	—

Gain on Sale of Property	(10,132)	—	(10,132)	—	—

Income from Operations	143,977	(4,121)	10,132	(665)	138,631
Operating Margin	14.1%	-0.4%	1.0%	-0.1%	13.6%

Total Other Expense	(6,252)	—	—	—	(6,252)

Income before provision for income taxes	137,725	(4,121)	10,132	(665)	132,379

Provision for income taxes	33,371	(1,080)	2,655	(174)	31,970
Net income	104,354	(3,041)	7,477	(491)	100,409
Net income attributable to noncontrolling interest	223	—	—	—	223
Net income attributable to MSC Industrial	$104,131	$(3,041)	$7,477	$(491)	$100,186

Net income per common share:
Diluted	$1.86	$(0.06)	$0.14	$(0.01)	$1.79

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended September 3, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Gain on Sale of Property	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$3,691,893	$—	$—	$—	$3,691,893

Cost of Goods Sold	2,133,645	—	—	—	2,133,645

Gross Profit	1,558,248	—	—	—	1,558,248
Gross Margin	42.2%	—%	—%	—%	42.2%

Operating Expenses	1,083,862	—	—	876	1,082,986
Operating Exp as % of Sales	29.4%	—%	—%	0.0%	29.3%

Restructuring and Other Costs	15,805	15,805	—	—	—

Gain on Sale of Property	(10,132)	—	(10,132)	—	—

Income from Operations	468,713	(15,805)	10,132	(876)	475,262
Operating Margin	12.7%	-0.4%	0.3%	0.0%	12.9%

Total Other Expense	(17,581)	—	—	—	(17,581)

Income before provision for income taxes	451,132	(15,805)	10,132	(876)	457,681

Provision for income taxes	110,650	(4,016)	2,574	(223)	112,315
Net income	340,482	(11,789)	7,558	(653)	345,366
Net income attributable to noncontrolling interest	696	—	—	—	696
Net income attributable to MSC Industrial	$339,786	$(11,789)	$7,558	$(653)	$344,670

Net income per common share:
Diluted	$6.06	$(0.21)	$0.14	$(0.01)	$6.15

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Years Ended September 2, 2023 and September 3, 2022
(In thousands, except percentages)

	Fiscal Year Ended		Fiscal Year Ended
	September 2, 2023		September 3, 2022
(a) Net income attributable to MSC Industrial (twelve-month trailing)	$343,233		$339,786
NOPAT
Income from Operations (twelve-month trailing)	483,733		468,713
Effective tax rate	24.8%		24.5%
(b) Non-GAAP NOPAT	363,850		353,751
(c) Adjusted Non-GAAP NOPAT	379,531	[1]	358,664	[2]
Invested Capital
Total MSC Industrial shareholders' equity	$1,479,164		$1,350,434
Current portion of debt including obligations under finance leases	229,935		325,680
Long-term debt including obligations under finance leases	224,391		468,912
Total Debt	454,326		794,592
Cash and cash equivalents	$50,052		$43,537
Net debt	404,274		751,055
Invested capital	1,883,438		2,101,489
(d) Average invested capital (thirteen-month trailing average)	1,951,818		1,999,142
(e) Adjusted average invested capital (thirteen-month trailing average)	1,953,516	[1]	1,999,810	[2]

(a)/(d) Net income to Average invested capital	17.6%		17.0%
(b)/(d) Non-GAAP ROIC	18.6%		17.7%
(c)/(e) Adjusted Non-GAAP ROIC	19.4%		17.9%

[1] Adjusted Non-GAAP NOPAT and invested capital excludes $7.9 million of restructuring and other costs, $0.4 million of acquisition-related charges and $12.4 million of share reclassification costs, net of an associated tax benefit of $5.3 million.

[2] Adjusted Non-GAAP NOPAT and invested capital excludes $15.8 million of restructuring and other costs, $10.1 million gain on sale of property and $0.9 million of acquisition-related charges, net of an associated tax benefit of $1.7 million.